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                                                            Exhibit 99.(p)(2)(a)

                                POWER OF ATTORNEY


         We, the undersigned Trustees of Florida Insured Municipals Portfolio, Hawaii Municipals Portfolio, High Yield Municipals Portfolio and Kansas Municipals Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Municipals Trust II with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


Signature                                 Title                Date


/s/ Jessica M. Bibliowicz                 Trustee              November 16, 1998
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Jessica M. Bibliowicz


/s/ Lynn A. Stout                         Trustee              November 16, 1998
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Lynn A. Stout